For Further Information:
 Imagis Technologies Inc.
 Sandra Buschau, VP Investor Relations
Tel: (604) 684-2449
E-mail: sandy@imagistechnologies.com

Imagis Technologies Announces US$1.75 million Private Placement
With OSI Systems, Inc.

Strategic Alliance will develop and market biometric and imaging solutions for airport security and package screening applications

VANCOUVER, Canada, July 9, 2002; Imagis Technologies Inc. ("Imagis'') (OTCBB: IGSTF; CDNX: NAB; Germany: IGY), a leading developer of biometric systems using advanced facial and image recognition technology, announced today that it has entered into a brokered private placement (the "Private Placement") with OSI Systems, Inc. (NASDAQ: OSIS) of Imagis' common shares (the "Shares") at a price per share of US$1.50, which will result in gross proceeds to Imagis of US$1.75 million. Pursuant to the Private Placement, OSI Systems will purchase 1,166,667 common shares and 291,667 warrants to purchase common shares of Imagis exercisable over two years at an exercise price of US$1.50 per share. The purchase of the shares and warrants has been made for investment purposes and OSI may increase or decrease its beneficial ownership of, or control or direction over, any of the securities of Imagis as circumstances warrant.

Imagis has received preliminary acceptance to the Private Placement from the TSX Venture Exchange. The net proceeds of the financing will be used to strengthen Imagis' working capital position and to carry out its strategic alliance with OSI Systems. Upon closing the Private Placement, OSI Systems will own approximately 6% of Imagis.

OSI Systems, located in Hawthorne, California is a worldwide leader in providing security solutions to airports, customs agencies, correctional facilities, and governments. Under the terms of the investment, OSI Systems and Imagis will develop and market biometric and imaging hardware solutions for passenger and package screening applications. The companies will leverage OSI Systems manufacturing capabilities, global distribution channels, service organization, and significant installed base of walk-through metal gates and baggage x-ray systems at screening locations worldwide. Imagis will contribute its considerable software expertise in facial and image recognition technologies.

"We have selected Imagis as a strategic partner after an extensive review of competitive technologies," said Deepak Chopra, OSI Systems Chairman and CEO. "Aside from the merits of their system, they have made significant advancements both in developing customer relationships as well as partnering with Sanyo Semiconductor of Japan, to

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develop embedded systems utilizing their advanced facial feature encoding. Walk-through metal gates may represent a key location for facial recognition systems. All passengers at an airport are required to pass through one and capturing a consistent facial image is thus facilitated."

Iain Drummond, Imagis' President and CEO, said "Metal detectors are the ideal location in an airport environment to detect undesirables attempting to board airplanes. We believe this investment by OSI Systems clearly supports Imagis leading position in the biometric and imaging sector. OSI Systems' international presence and its position as a leading supplier of metal detectors and x-ray scanning systems worldwide will accelerate the integration of biometrics as a tool in the battle against terrorism."

About OSI Systems

OSI Systems is a diversified global developer, manufacturer and seller of optoelectronic-based components and systems. The company has more than 30 years of optoelectronics experience, and through its family of subsidiaries, competes in four specific growth areas: OEM Manufacturing, Security, Medical and Fiber Optics. For more information on OSI Systems or any of its subsidiary companies, visit www.osi-systems.com.

OSI Security Group
 OSI Systems Security Group is comprised of Rapiscan, an x-ray systems developer, and Metorex, a leading provider of metal detector solutions. Rapiscan Security Products, Inc., a wholly owned subsidiary of OSI Systems, is a leading supplier of high quality X-ray screening and explosive detection systems. The company has delivered thousands of these detection systems to customers worldwide for use in airports, customs facilities, courthouses, government buildings, mailrooms, schools, prisons, embassies, and other locations. The OSI Systems line of security products, marketed under the Rapiscan, Metorex, and Secure 1000 brand names, is manufactured at four global locations and offers a wide range of security screening systems with diverse technologies. For more information on Rapiscan Security Products, Inc., please visit www.rapiscan.com.

About Imagis Technologies Inc.
 Imagis Technologies (OTCBB:IGSTF; TSX:NAB; Germany:IGY) is a leading developer of biometric systems using advanced facial and image recognition technology. This includes biometric security solutions and facial identification solutions for such industry sectors as law enforcement, airports, customs & immigration, driver's licenses and passports, and other government agencies. In addition to providing stand-alone software solutions, Imagis offers a biometric facial recognition Software Development Kit (SDK) to third-party integrators and other software providers who want to develop their own biometric solutions based on Imagis' technology.

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The Company, whose Chairman is Oliver "Buck" Revell, the former Associate Deputy Director of the FBI, has over one hundred installations of its software in the United States, the United Kingdom, Canada, and Mexico, including Britain's National Crime Squad (NCS), more than 50 RCMP detachments and police departments across Canada, over 40 police departments across the US, and Toronto's International Airport.

Imagis' technology has been endorsed by leading security agencies and police organizations around the world as an effective measure in identifying criminals, reducing fraud, assisting investigations, and preventing terrorism. More details on Imagis can be found on the Web http://www.imagistechnologies.com

Companies interested in learning more about Imagis' face recognition software, particularly as it relates to using the Company's software development kit (ID-2000 SDK) to build or integrate third-party solutions, can e-mail our business development team at info@imagistechnologies.com or visit the Company's Web site at http://www.imagistechnologies.com.

The securities offered in the Private Placement will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in certain transactions exempt from the registration requirements of the U.S. Securities Act.

This news release shall not constitute an offer to sell or an offer to buy the securities in any jurisdiction.

Forward-Looking Statements
 This press release contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements.

Forward-looking statements in this release include our expectations as to the success of our strategic alliance with OSI Systems and the anticipated benefits of that relationship. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties such as: any unforeseen incompatibilities between our technology and the technology of OSI Systems; any technical difficulties related to integrating our technology and the technology of OSI Systems; the possibility of technical difficulties or delays in future product introductions and improvements; product development, product pricing or other initiatives of Imagis and our competitors; and the other risks and uncertainties described in our Form 10-KSB filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.